CLEAR CHANNEL COMMUNICATIONS, INC.
                1994 INCENTIVE STOCK OPTION PLAN

     1.   Purpose.  The purpose of this 1994 Incentive Stock
Option Plan (the "Plan") is to provide a means by which certain employees of Clear Channel Communications, Inc. (the "Company") and its Affiliates (as defined below) may be given an opportunity to purchase common stock of the Company ("Common Stock") and to qualify such options as "incentive stock options" as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (hereinafter the "Code"). The Plan is intended to advance the interests of the Company by encouraging stock ownership on the part of certain employees, by enabling the Company (and its Affiliates) to secure and retain the services of highly qualified persons, and by providing employees with an additional incentive to advance the success of the Company (and its Affiliates). For purposes of this Plan, Affiliate shall mean any parent or sub-sidiary corporation of the Company as defined in Sections 424(e) and (f) respectively of the Code. Affiliation shall refer to a group of Affiliates.

     2. Stock Subject to Option. Subject to adjustment as herein provided, the number of shares of the Company's Common Stock subject at any one time to options, plus the number of such shares then outstanding pursuant to exercises of options granted under this Plan, shall not exceed 300,000. If and to the extent the options granted under this Plan terminate or expire without having been exercised or otherwise are no longer subject to purchase, new options may be granted with respect to the shares covered by such terminated or expired options; provided that the granting and terms of such new options shall in all respects comply with the provi-sions of this Plan.

          Shares sold or distributed upon the exercise of any option granted under this Plan may be shares of the Company's authorized and unissued Common Stock, shares of the Company's issued Common Stock held in the Company's treasury, or both.

     3.   Participants.  All employees of the Company (or its
Affiliates) may be granted options under the Plan. Employees who are also officers and directors of the Company (or its Affiliates) shall not by reason of such office be ineligible to receive options under this Plan; however a director who is not otherwise employed by the Company (or an Affiliate) may not be granted an option.

     4.   Administration.

          (a) The Plan shall be administered by a Stock Option Committee (the "Committee') consisting of not less than three (3) directors to be appointed by the Board of Directors of the Company from among its members. All persons designated as members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. The appointment or service of any member of the Committee shall immedi-ately and automatically terminate in the event such member is not or ceases to be a disinterested person.
     The Board of Directors may, from time to time, remove members from or add members to the Committee. Vacancies in the Committee, however caused, shall be filled by the Board of Directors.

          (b) The Committee shall appoint one of its members as chairman and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board of Directors, may make such rules and regulations for the conduct of its business as it shall deem advisable. A majority of the whole Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee. Any action may be taken by a written instrument signed by a majority of the members, and action so taken shall be fully as effective as if it had been taken by a vote of the majority of the members at a meeting duly called and held.

          (c) Subject to the express terms and conditions of the Plan, the Committee shall have full power to grant options under the Plan, to construe or interpret the Plan, to prescribe, amend and rescind rules and regula-tions relating to the Plan and to make all other deter-minations necessary or advisable for the administration of the Plan.

          (d) Subject to the terms hereof, the Committee may, from time to time, determine which employees of the Company or its Affiliates shall be granted options under the Plan, the number of Option Shares subject to each option, and the time or times at which options shall be granted. The Committee shall report to the Board of Directors the names of employees granted options, the number of Option Shares subject to, and the terms and conditions of, each option.

          (e) No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or to any option.

     5. Grant of Options and Limitation. The Committee may grant options from time to time pursuant to the Plan, provided, that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable by an employee for the first time during any calendar year (under all incentive stock options plans of the Company) shall not exceed $100,000 or such other amount which is permissible under the Code, as it may be amended. Such options shall be evidenced by written agreements which shall not be inconsistent with this Plan. The terms and conditions of the respective stock option agreements need not be identical. Shares of stock that may be purchased under an option granted pursuant to this Plan shall sometimes hereinafter be referred to as "Option Shares."

     6. Option Price. The option price for each Option Share shall not be less than the fair market value of a share of the Common Stock on the date the option is granted; however, not-withstanding the foregoing, the option price for options granted to any employee owning stock (using the attribution of stock ownership rules of Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Affiliates on the date such option is granted (a "10% Shareholder"), shall be at least 110% of the fair market value of the Common Stock on the date the option is granted. The
Committee shall, in good faith, determine the fair market value of the Common Stock on the date the option is granted.

     7. Term of Option. Notwithstanding any other provision of this Plan, each option granted under this Plan shall expire not more than ten (10) years from the date the option is granted; provided, however, that each option granted to a 10% Shareholder under this Plan shall expire not more than five (5) years from the date the option is granted.

     8. Termination of Employment. In the event that optionee's employment by the Company and its Affiliates shall terminate, the options granted to optionee pursuant to this Plan shall terminate immediately; provided, however, that in the event such termination results from the optionee's death or disability (as defined in Section 22(e)(3) of the Code), optionee, or optionee's estate or beneficiary, shall have the right to exercise the optionee's options at any time within twelve months from the date of the optionee's death or termination due to disability, as the case may be, if optionee was entitled to exercise the option immediately prior to death or disability. In the event that any termination of employment is due to retirement with the consent of the optionee's employer, the optionee shall have the right to exercise the options at any time within three months after such retirement, if optionee was entitled to exercise the option immediately prior to retire-ment.

     9. Exercise of Option. Except as otherwise provided in this Plan, or in the applicable option agreement, each option will be exercisable at any time or from time to time after the expiration of three years from the date of grant and prior to termination of the option. The Committee may accelerate the time at which an option may be exercised.

     10. Manner of Exercise. Shares of Common Stock purchased upon exercise of options shall at the time of purchase be paid for in full. To the extent that the right to purchase shares has accrued hereunder, options may be exercised from time to time by written notice to the Company stating the full number of shares with respect to which the option is being exercised and the time of requested delivery thereof, which shall be at least fifteen days after the giving of such notice unless an earlier date shall have been mutually agreed upon by the Company and the optionee. Such notice shall be accompanied by full payment for the shares by certified or official bank check or other form of payment accep-table to Company. At the time of delivery, the Company shall, without transfer or issue tax to the optionee (or other person entitled to exercise the option), deliver to the optionee (or to such other person) at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for such shares; provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law.

     11. Stock Legend. Certificates evidencing shares of the Company's Common Stock purchased upon the exercise of options issued under the Plan shall be endorsed with a legend in substan-tially the following form:

          The shares evidenced by this certificate may not be sold or transferred prior to ________, 19__, in the absence of a written statement from Clear Channel Communications, Inc. (the
          "Company") to the effect that the Company is aware of the fact of such sale or transfer.

The blank contained in such legend shall be filled in with the date one year and one day after the date of exercise of such stock option; provided, however, that in the event such date is earlier than two years and one day from the date which the option being exercised was granted, such blank shall be filled in with the date two years and one day after the date of grant. Upon delivery to the Company, at its principal executive office, of a written statement to the effect that such shares have been sold or trans-ferred prior to such date, the Company shall promptly deliver to the transfer agent for such shares a written statement to the effect that the Company is aware of the fact of such sale or transfer.

     12.  Securities Laws Compliance.  In the event the Common
Stock issuable upon the exercise of an option is not registered under the Securities Act of 1933 (the "Act"), then the Company at the time of exercise will require that the optionee deliver an investment representation in form acceptable to the Company and its counsel, and the Company will place a legend on the certificate for such Common Stock restricting the transfer of same. There shall be no obligation or duty for the Company to register under the Act the Common Stock issuable upon exercise of the options at any time.
The obligation of the Company to issue shares upon the exercise of an option shall be subject as conditions precedent to compliance with applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, state securities laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange upon which the Company's securities shall be listed.

     13. Non-Assignability of Option Rights. No option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option is exercisable only by the optionee.

     14. Adjustment of Options on Recapitalization. In the event of any stock split, stock dividend, reclassification or recapitalization after the effective date of this Plan, which changes the character or amount of the Company's outstanding Common Stock, the Committee shall make such adjustments in the aggregate number of shares of Common Stock for which options may be granted hereunder and in the character and number of shares subject to each outstanding option and in the option price thereof as shall be equitable and appropriate, including adjustments necessary to make any outstanding option as nearly as may be practicable, equivalent to such option immediately prior to such change; provided that no such adjustment shall give the optionee any additional benefits under the optionee's option. Notwithstanding the foregoing, any options to purchase fractional shares resulting from any such adjustment shall be eliminated, and any such adjustment shall be made in a manner so as not to constitute a modification as defined in
Section 424(h)(3) of the Code.

     15.  Adjustment of Options Upon Reorganization.

          (a) If the Company shall at any time merge or consolidate with or into another corporation and (A) the Company is not the surviving entity, or (B) the Company is the surviving entity and the shareholders of Company Common Stock are required to exchange their shares for property and/or securities, the holder of each option will thereafter receive, upon the exercise thereof, the securities and/or property to which a holder of the number of shares of Common Stock then deliverable upon the exercise of such option would have been entitled upon such merger or consolidation, and the Company shall take such steps in connection with such merger or consolida-tion as may be necessary to assure that the provisions of this Plan shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of such option. A sale of all or substantially all the assets of the Company for a consideration (apart from the assump-tion of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes.

          (b) Following any reorganization, substitute options may be tendered to replace the outstanding options at the discretion of the Company or surviving entity. However, in no event may the substitute options entitle the optionee to any fewer shares (or at any greater aggregate price) or any less other property than the optionee would be entitled to under the immediately preceding paragraph upon an exercise of the options held prior to the substitution of the new option. Any substitution made under this paragraph shall be made in a manner so as not to constitute a modification as defined in Section 424(h)(3) of the Code.

          (c) With respect to options to acquire stock of an Affiliate of optionee's then present employer, if optionee's then present employer ceases to be affiliated with the other member(s) of the Affiliation, then the Company shall give the optionee written notice of such fact within thirty (30) days after the date on which optionee's employer ceases to be an Affiliate and the option shall expire and terminate within thirty (30) days after the receipt of such notice by optionee; provided, however, that the optionee shall have the right to exercise such option during the said thirty (30) day period to the extent that such option is otherwise exercisable according to its terms.

     16. Dissolution of Company. In the event of the proposed dissolution or liquidation of the Company, the options granted hereunder shall terminate as of a date to be fixed by the Commit-tee, provided that not less than thirty (30) days' prior written notice of the date so fixed shall be given to the optionee, and the optionee shall have the right, during the period of thirty (30) days preceding such termination, to exercise the optionee's option.

     17. Rights as a Shareholder. The optionee shall have no rights as a shareholder with respect to any shares of Common
Stock of the Company held under option until the date of issuance of the stock certificates to the optionee for such shares. Except as provided in Section 14, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

     18.  Effective Date and Termination.

          (a) The effective date of the Plan is February 2, 1994; provided that the shareholders of the Company shall approve the Plan within twelve months from such effective date.

          (b) The Plan shall terminate on February 1, 2004; but the Board of Directors may terminate the Plan at any time prior to such date. Termination of the Plan shall not alter or impair, without the consent of the optionee, any of the rights or obligations of any option thereto-fore granted under the Plan.

     19. Amendments. The Board of Directors of the Company may, from time to time, alter, amend, suspend, or discontinue the Plan, or alter or amend any and all option agreements granted thereunder; provided, however, that no such action of the Board of Directors, without the approval of the shareholders of Company, may alter the provisions of the Plan so as to:

          (a) materially increase the benefits accruing to participants under the Plan;

          (b) increase the number of securities which may be issued under the Plan, other than an increase to reflect a recapitalization pursuant to paragraph 14 hereof; or

          (c) modify the requirements as to eligibility for participation in the Plan.

Furthermore, the Board of Directors may not alter any outstanding option agreement to the detriment of the optionee without the optionee's consent.

     Notwithstanding the foregoing, (i) the Board of Directors may amend the Plan in any respect in order to qualify the options granted pursuant hereto as Incentive Stock Options as defined in
Section 422 of the Code, and (ii) no amendment may be made to this Plan (or any option granted hereunder without the consent of the optionee) which could constitute a modification of any option outstanding under Section 424(h) of the Code or which would adversely affect an outstanding option's status as an Incentive
Stock Option under Section 422 of the Code.

     20. Status of Options. Options granted pursuant to this Plan are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code, and the terms of this Plan and options granted hereunder shall be so construed; provided, however, that nothing in this Plan shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that the options granted pursuant to this Plan are, or will be, determined to be Incentive Stock Options, within that section of the Code.

     21. Right to Terminate Employment. Nothing in this Plan or an option granted hereunder shall govern the employment rights andduties between the optionee and the Company or Affiliate.
Neitherthis Plan, nor any grant or exercise pursuant thereto, shall constitute an employment agreement among such parties.